NEWS RELEASE


FOR MORE INFORMATION CONTACT:
Rick L. Catt,  President                                 FOR IMMEDIATE RELEASE
  And Chief Executive Officer                              August 10, 1999
First Robinson Financial Corporation
501 East Main Street
Robinson, IL  62454



                    FIRST ROBINSON FINANCIAL CORPORATION REPORTS
                            STOCK REPURCHASE PROGRAM


First Robinson Financial Corporation (OTC Bulletin Board: "FRFC"), the holding company for First Robinson Savings Bank, N.A., today announced a stock repurchase program for up to 5% of the Company's common stock commencing August 16, 1999 and concluding on February 16, 2000. The Company may repurchase up to 38,420 shares of the Company's common stock. Shares may be repurchased from time to time, in the open market, when deemed appropriate by management. A previous stock repurchase program which began April 1, 1999 has been completed with the Company purchasing 40,832 shares of the Company's common stock. The Company now has 768,391 shares outstanding.

On June 30, 1999, the Company had assets $86.6 million, liabilities of $75.6 million and stockholders' equity of $11.0 million. Through its banking subsidiary, the Company operates three full-service offices and one drive-up facility in Robinson, Palestine and Oblong, Illinois.